EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

MRU HOLDINGS, INC.

AND

THE PERSONS LISTED ON THE SCHEDULE OF BUYERS

ATTACHED HERETO

Dated as of October 19, 2007

TABLE OF CONTENTS

1.	PURCHASE AND SALE OF NOTES.		5
	a.	Closing Date	5
	b.	Form of Payment and Delivery of Notes	5
	c.	Currency; Interest	5
2.	BUYERS’ REPRESENTATIONS AND WARRANTIES.		6
	a.	Investment Purpose	6
	b.	Accredited Investor Status	6
	c.	Reliance on Exemptions	6
	d.	Information	6
	e.	No Governmental Review	6
	f.	Transfer or Resale	7
	g.	Legends	7
	h.	Authorization; Enforcement; Validity	8
	i.	Residency	8
	j.	No Other Agreements	8
3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.		8
	a.	Organization and Qualification; Subsidiaries	8
	b.	Authorization; Enforcement; Validity	9
	c.	Capitalization	9
	d.	Issuance of Securities	11
	e.	No Conflicts	11
	f.	SEC Documents; Financial Statements.	12
	g.	Sarbanes-Oxley Compliance; Internal Accounting Controls; Disclosure Controls and Procedures; Books and Records.	14
	h.	Absence of Certain Changes	16
	i.	Absence of Litigation	16
	j.	Full Disclosure; No Undisclosed Events, Liabilities, Developments or Circumstances	16
	k.	Acknowledgment Regarding Buyers’ Purchase of Notes	16
	l.	No General Solicitation	17
	m.	No Integrated Offering	17
	n.	[Reserved.]	17
	o.	Employee Relations	17
	p.	Intellectual Property Rights	18
	q.	Environmental Laws	18
	r.	Insurance	19
	s.	Regulatory Permits	19
	t.	Principal Market	19
	u.	Tax Status	19
	v.	Transactions With Related Parties	20
	w.	[Reserved.]	20
	x.	Foreign Corrupt Practices	20

i

	y.	Outstanding Indebtedness; Liens	20
	z.	Real Property	21
	aa.	Tangible Assets	21
	bb.	No Materially Adverse Contracts, Etc	21
	cc.	Investment Company	21
	dd.	Stock Options	22
4.	AFFIRMATIVE COVENANTS.		22
	a.	Best Efforts	22
	b.	Form D and Blue Sky	22
	c.	Reporting Status	22
	d.	Use of Proceeds	22
	e.	Financial Information	23
	f.	Internal Accounting Controls	23
	g.	[Reserved.]	24
	h.	[Reserved.]	24
	i.	Expenses	24
	j.	Disclosure of Transactions and Other Material Information.	24
	k.	Pledge of Securities	25
	l.	Notices	26
	m.	Compliance with Laws and Maintenance of Permits	26
	n.	Inspection and Audits	26
	o.	Collateral	27
	p.	Insurance	27
	q.	Taxes	27
	r.	Intellectual Property	27
	s.	Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control	27
	t.	Security Covenants	28
	u.	Dividends or Cash Distributions by Excluded Subsidiaries..	28
	v.	Public Disclosure of Change of Control or Organic Change	28
	w.	Right to Participate in Future Financing	29
5.	NEGATIVE COVENANTS.		30
	a.	[Reserved.]	30
	b.	Status	30
	c.	Stay, Extension and Usury Laws	30
	d.	Restriction on Purchases or Payments	30
	e.	Payment and Lien Restrictions	30
	f.	Prepayments	31
	g.	Indebtedness	31
	h.	Liens	32
	i.	Sale of Collateral	32
	j.	Corporate Existence	32
	k.	Related Party Transactions	32
	l.	Restriction on Loans; Investments; Subsidiary Equity	32
	m.	Investment Company	33

ii

	n.	[Reserved.]	33
	o.	[Reserved.]	33
	p.	No Avoidance of Obligations	33
	q.	Regulation M	33
	r.	No Integrated Offering	33
6.	[RESERVED.]		33
7.	CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO SELL		33
8.	CONDITIONS TO BUYERS’ OBLIGATIONS TO PURCHASE		34
9.	INDEMNIFICATION.		36
10.	GOVERNING LAW; MISCELLANEOUS.		38
	a.	Governing Law; Jurisdiction; Jury Trial	38
	b.	Counterparts	38
	c.	Headings	39
	d.	Severability	39
	e.	Entire Agreement; Amendments	39
	f.	Notices	39
	g.	Successors and Assigns	40
	h.	No Third Party Beneficiaries	40
	i.	Survival	40
	j.	Further Assurances	41
	k.	Termination	41
	l.	Placement Agent	41
	m.	No Strict Construction	41
	n.	Remedies	41
	o.	Rescission and Withdrawal Right	41
	p.	Payment Set Aside	42
	q.	Independent Nature of Buyers	42
	r.	Interpretative Matters	42

iii

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 19, 2007, by and among MRU Holdings, Inc., a Delaware corporation, with principal offices located at 590 Madison Avenue, New York, New York 10022 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (each, a “Buyer” and, collectively, the “Buyers”). Capitalized terms used and not defined elsewhere in this Agreement have the respective meanings assigned to such terms in the Appendix hereto.

WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B. The Buyers, severally and not jointly, desire to purchase from the Company, and the Company wishes to sell to the Buyers, upon the terms and conditions stated in this Agreement, secured senior notes, in the form attached as Exhibit A, in an original aggregate principal amount of $11,200,000 on the Closing Date (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Notes”).

C. Contemporaneously with the Closing (as defined in Section 1(a), below), the Company will execute and deliver a Pledge and Security Agreement, in the form attached as Exhibit B (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Pledge and Security Agreement”), in favor of the Collateral Agent, as collateral agent for the Buyers, pursuant to which the Company will pledge in favor of the Collateral Agent, as collateral agent for the Buyers, a first priority perfected security interest in the Pledged Collateral and a first priority security interest in the Account Collateral.

D. Contemporaneously with the Closing, MRU ABS LLC, a Delaware limited liability company (“MRU ABS”), will execute and deliver an Assignment Agreement, in the form attached as Exhibit C (the “Assignment Agreement”) in favor of the Company, pursuant to which MRU ABS will distribute all of its rights to receive all of the residual cash flow from the MRU Student Loan Trust 2007-A.

E. Contemporaneously with the Closing, MRU ABS will execute and deliver a Direction Letter to The Bank of New York Trust Company, N.A., in the form attached as Exhibit D (the “Direction Letter”) pursuant to which The Bank of New York Trust Company, N.A. will agree to distribute all of the residual cash flow from the MRU Student Loan Trust 2007-A to the Blocked Account (as defined in the Pledge and Security Agreement).

F. Contemporaneously with the Closing, each of the Company’s Subsidiaries other than the Excluded Subsidiaries will execute and deliver a Guaranty, in the form attached hereto as Exhibit E (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Guaranty”), pursuant to which the Subsidiaries will agree to guaranty certain obligations of the Company (the guarantees under the Guaranty, including any such guarantees added after the Closing, being referred to herein as the “Guarantees”).

NOW THEREFORE, the Company and each of the Buyers, severally and not jointly, hereby agree as follows:

1. PURCHASE AND SALE OF NOTES.

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company (the “Closing”), Notes in the respective principal amounts set forth opposite such Buyer’s name on the Schedule of Buyers.

The aggregate purchase price (the “Purchase Price”) for the Notes purchased by each Buyer shall be the product of (i) $9,983,000, multiplied by (ii) the quotient of (A) the principal amount of the Notes purchased by such Buyer as set forth opposite such Buyer’s name in the Schedule of Buyers divided by (B) $11,200,000 (such quotient, such Buyer’s “Allocation Percentage”).

a. Closing Date. The date and time of the closing of the purchase and sale of the Notes (the “Closing Date”) shall be 10:00 a.m., New York City time, on the first Business Day following the date of this Agreement, subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 7 and 8 (or such later or earlier date as is mutually agreed to by the Company and the Buyers). The Closing shall occur at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Suite 1900, Chicago, Illinois 60661, or at such other place as the Company and Buyers may collectively designate in writing.

b. Form of Payment and Delivery of Notes. On the Closing Date, (i) each Buyer shall pay such Buyer’s Allocation Percentage of the Purchase Price to the Company for the Notes to be issued and sold to such Buyer on the Closing Date, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions (less any amount deducted and paid in accordance with Section 4(i)), and (ii) the Company shall deliver to each Buyer a Note (or Notes in the principal amounts as such Buyer shall request) representing the original principal amount of the Notes that such Buyer is purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

c. Currency; Interest. All payments to a Buyer under this Agreement or any of the other Transaction Documents shall be made in lawful money of the United States of America, by wire transfer of immediately available funds to such accounts as such Buyer may from time to time designate by written notice in accordance with Section 10(f) of this Agreement. All references herein and in each of the other Transaction Documents to “dollars” or “$” shall mean the lawful money of the United States of America. Any amounts payable pursuant to this Agreement that are not paid when due shall bear interest at the rate equal to the lesser of (i) the Applicable Interest Rate (as such term is defined in the Notes), and (ii) the highest lawful interest rate.

2. BUYERS’ REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, as of the date of this Agreement and the Closing Date, with respect to only itself, that:

a. Investment Purpose. Such Buyer is acquiring the Notes (together with the related Guarantees) purchased by such Buyer hereunder (the Notes and the Guarantees being collectively referred to herein as the “Securities”) for such Buyer’s own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from the registration requirements of, the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b. Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of, and have received answers from, the Company, provided that such answers do not affect any of the Buyer’s ability to rely upon the Company’s representations and warranties set forth herein. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Sections 3 and 10(l) below or contained in any of the other Transaction Documents. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

e. No Governmental Review. Such Buyer understands that no Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f. Transfer or Resale. Such Buyer understands that (i) the Securities have not been and are not being registered under the 1933 Act or any other Securities Laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that the Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or any other Securities Laws; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any other Securities Laws. Notwithstanding the foregoing provisions of this paragraph, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

g. Legends. Such Buyer understands that, except as set fort below, the certificates or other instruments representing the Notes shall bear a restrictive legend in the following form (the “1933 Act Legend”):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities, if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144(k) promulgated under the 1933 Act (or a successor rule thereto), or (iv) such holder provides the Company reasonable assurances that the Securities have been or are being sold pursuant to Rule 144.

h. Authorization; Enforcement; Validity. Such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Securities pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is the valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms. The Pledge and Security Agreement and each of the other agreements entered into by such Buyer in connection with the transactions contemplated hereby as of the Closing will have been duly and validly authorized, executed and delivered on behalf of such Buyer as of the Closing and will be valid and binding agreements of such Buyer, enforceable against such Buyer in accordance with their respective terms.

i. Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

j. No Other Agreements. As of the Closing Date, such Buyer has not, directly or indirectly, made any agreements with the Company relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants, as of the date of this Agreement and on the Closing Date, to each Buyer, that:

a. Organization and Qualification; Subsidiaries. The Company was formed on March 2, 2000. Set forth in Schedule 3(a) is a true and correct list of the Company’s Subsidiaries and the jurisdiction in which each is organized or incorporated, together with their respective jurisdictions of organization. Other than with respect to the entities listed on Schedule 3(a), the Company does not directly or indirectly own any security or beneficial ownership interest, in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person. Each of the Company and its Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted by the Company and its Subsidiaries. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted or presently proposed to be conducted by the Company and its Subsidiaries will make such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not have and could not be, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3(a), the Company holds all right, title and interest in and to 100% of the capital stock, equity or similar interests of each of its Subsidiaries, in each case, free and clear of any Liens, and no such Subsidiary owns capital stock or holds an equity or similar interest in any other Person. Each of the Excluded Subsidiaries as of the date hereof as identified as such in Schedule 3(a), and each Subsidiary so identified meets all of the requirements of an Excluded Subsidiary as set forth in the definition thereof included in Appendix A.

b. Authorization; Enforcement; Validity. Each of the Company and each of its Subsidiaries has the requisite corporate or other organizational power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which such Person is a party and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and each of its Subsidiaries that is a party thereto and the consummation by the Company and each of its Subsidiaries that is a party thereto of the transactions contemplated hereby and thereby, including the issuance of the Notes and the Guarantees, have been duly authorized by the respective boards of directors, members, managers, trustees, stockholders, other equityholders or holders of beneficial interests, as applicable, of the Company and such Subsidiaries and no further consent or authorization is required by the Company, any such Subsidiaries or any of their respective boards of directors, members, managers, trustees, stockholders, other equityholders or holders of beneficial interests, as applicable. This Agreement and the other Transaction Documents dated of even date herewith have been duly executed and delivered by the Company and each of its Subsidiaries that is a party thereto, and constitute the valid and binding obligations of the Company and each of such Subsidiaries, enforceable against the Company and each of such Subsidiaries in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity. As of the Closing, the Transaction Documents dated after the date of this Agreement and on or prior to the Closing Date shall have been duly executed and delivered by the Company and each of its Subsidiaries that is a party thereto and shall constitute the valid and binding obligations of the Company and each of such Subsidiaries, enforceable against the Company and each of such Subsidiaries in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

c. Capitalization. The authorized Capital Stock of the Company consists of:

(i) 25,000,000 shares of Preferred Stock, of which:

(A) 4,500,000 shares have been designated as Series A Convertible Preferred Stock (the “Series A Convertible Preferred”), no shares of which are issued and outstanding; and

(B) 12,000,000 shares have been designated as Series B Convertible Preferred Stock (the “Series B Convertible Preferred”), 8,237,264 shares of which are issued and outstanding; and

(ii) 200,000,000 shares of Common Stock, of which:

(A) 25,999,793 shares are issued and outstanding;

(B) 9,500,000 shares are reserved for issuance pursuant to the Company’s stock option, restricted stock and employee stock purchase plans described on Schedule 3(c)(ii)(B) (the “Equity Plans”), including 5,687,192 shares issuable pursuant to outstanding awards under the Equity Plans; and

(C) 6,555,292 shares are reserved for issuance pursuant to the Company’s outstanding warrants described on Schedule 3(c)(ii)(C) (the “Warrants”).

No shares of Common Stock or Preferred Stock are reserved for issuance under any plan, agreement or arrangement, other than shares of Common Stock reserved for issuance with respect to the Series A Convertible Preferred, the Series B Convertible Preferred, the Warrants and under the Equity Plans; and except as described in the foregoing provisions of this Section 3(c), there are no shares of Capital Stock, Options, Convertible Securities or other equity securities of the Company authorized, issued or outstanding. All of the outstanding and issuable shares of Capital Stock have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable.

Except as set forth on Schedule 3(c):

(1) no shares of the Capital Stock of the Company or any of its Subsidiaries are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company or any of its Subsidiaries;

(2) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of Capital Stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of its Subsidiaries;

(3) except as otherwise provided in any registration rights agreement described in Schedule 3(c), there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its securities under the 1933 Act;

(4) other than the Notes, there are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is bound to redeem a security of the Company or any of its Subsidiaries, and there are no other stockholder agreements or similar agreements to which the Company or any of its Subsidiaries is a party;

(5) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities; and

(6) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

The Company has furnished to each Buyer true and correct copies of:

(A) the Company’s Restated Certificate of Incorporation, as amended and in effect (the “Certificate of Incorporation”);

(B) the Company’s Bylaws, as amended and in effect (the “Bylaws”);

(C) the organizational documents of each of the Company’s Subsidiaries, as amended and in effect; and

(D) except for award agreements pursuant to, and not materially different from the forms provided under, the Equity Plans, all documents and instruments containing the terms of all securities, if any, that, directly or indirectly, are convertible into, or exercisable or exchangeable for, Common Stock, and the material rights of the holders thereof in respect thereto.

d. Issuance of Securities. The Notes are duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be free from all taxes and Liens with respect to the issuance thereof (other than Liens created or imposed upon by the Buyers) and entitled to the rights set forth therein; provided, however, that the Securities are subject to restrictions on transfer under the Securities Laws, assuming the accuracy of each of the representations and warranties set forth in Sections 2(a) through and including 2(g), the issuance by the Company of the Securities is exempt from registration under the 1933 Act and any other applicable Securities Laws.

e. No Conflicts. The execution and delivery of this Agreement and the other Transaction Documents by the Company and each of its Subsidiaries that is a party thereto, the performance by the Company and each of such Subsidiaries of its obligations hereunder and thereunder and the consummation by the Company and each of such Subsidiaries of the transactions contemplated hereby and thereby will not:

(i) result in a violation of the certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing documents, as applicable, of any such Person;

(ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or passage of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which any such Person is a party; or

(iii) result in a violation of any law, rule, regulation, order, judgment or decree (including Securities Laws and the rules and regulations, if any, of the Principal Market) applicable to any such Person or by which any property or asset of any such Person is bound or affected.

Neither the Company nor any of its Subsidiaries is in violation of any term of its certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing document, as applicable. Neither the Company nor any of its Subsidiaries is or has been in violation of any term of or in default under (or with the giving of notice or passage of time or both would be in violation of or default under) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any Law applicable to the Company or its Subsidiaries, except where such violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to result in the acceleration of any Indebtedness or other obligation. The business of the Company and its Subsidiaries has not been and is not being conducted, in violation of any Law of any Governmental Entity except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for the filing of instruments to perfect security interests and as set forth in Schedule 3(e), neither the Company nor any of its Subsidiaries is, has been, or will be required to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Entity in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except for the filing of Form D with the SEC, all consents, authorizations, orders, filings and registrations that the Company or any of its Subsidiaries is or has been required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement and prior to the date of the effectiveness of such requirement.

f. SEC Documents; Financial Statements.

(i) Since June 30, 2005, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being referred to herein as the “SEC Documents” and the Company’s consolidated balance sheet as of June 30, 2007, as included in the Company’s annual report on Form 10-KSB, for the period then ended, as filed with the SEC on September 28, 2007, being referred to herein as the “Most Recent Balance Sheet”). A complete and accurate list of the SEC Documents is set forth on Schedule 3(f)(i). Each of the SEC Documents was filed with the SEC via the SEC’s EDGAR system within the time frames prescribed by the SEC for the filing of such SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the Securities Laws. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3(f)(i), since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment or supplement has not been filed and made publicly available on the SEC’s EDGAR system no less than five Business Days prior to the date this representation is made. Except as set forth on Schedule 3(f)(i), the Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.

(ii) As of their respective filing dates, the consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the Securities Laws with respect thereto. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material individually or in the aggregate).

(iii) Since June 30, 2007, none of the Company, its Subsidiaries and their respective officers, directors and Affiliates has made any filing with the SEC, issued any press release or made, distributed, paid for or approved (or engaged any other Person to make or distribute) any other public statement, report, advertisement or communication on behalf of the Company or any of its Subsidiaries or otherwise relating to the Company or any of its Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to any Buyer, including information referred to in Section 2(d), that, considered in the aggregate, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Except as set forth in Schedule 3(f)(iii), none of the Company, its Subsidiaries and their respective officers, directors, employees or agents has provided any Buyer with any material, nonpublic information.

(iv) Except as set forth in Schedule 3(f)(iv), the Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and in effect on the date this representation is made and to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to its reports filed or made with the SEC under the 1934 Act.

(v) The accounting firm that has expressed its opinion with respect to the consolidated financial statements included in the Company’s most recently filed annual report on Form 10-KSB (the “Audit Opinion”) is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and such firm was otherwise qualified to render the Audit Opinion under applicable Securities Laws. Each accounting firm that since such filing has conducted or will conduct a review or audit of any of the Company’s consolidated financial statements is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and is otherwise qualified to conduct such review or audit and render an audit opinion under applicable Securities Laws.

(vi) There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents at least five Business Days prior to the date of this Agreement.

(vii) Except as described in Schedule 3(f)(vii), since June 30, 2005, there have been no internal or SEC inquiries or investigations (formal or informal) regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, board of directors or any committee thereof of the Company or any of its Subsidiaries.

(viii) The Company is not a “shell company” (as defined in Rule 12b-2 under the 1934 Act).

(ix) Schedule 3(f)(ix) hereto sets forth a pro forma consolidated balance sheet of the Company and its Subsidiaries and the pro forma capitalization of the Company, in each case as of the Most Recent Balance Sheet, and giving effect to the transactions contemplated by this Agreement and each of the other Transaction Documents as if they occurred on the Closing Date (collectively, the “Pro Forma Financial Information”). The Pro Forma Financial Information (i) has been prepared based upon assumptions that provide a reasonable basis for presenting the effects of such transactions, and the pro forma adjustments shall give appropriate effect to such assumptions, (ii) is based upon financial information prepared in accordance with GAAP, (iii) consistent with the books and records of the Company and its Subsidiaries (which are true, accurate and complete), and (iv) fairly present such information as of the dates presented.

g. Sarbanes-Oxley Compliance; Internal Accounting Controls; Disclosure Controls and Procedures; Books and Records.

(i) The Company and its Subsidiaries are in all material respects in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”).

(ii) Since June 30, 2005, except as set forth on Schedule 3(g)(ii), neither the Company nor any of its Subsidiaries nor any director or officer or, to the Company’s Knowledge, employee, of the Company or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

(iii) No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to their respective boards of directors or any committee thereof or pursuant to Section 307 of Sarbanes-Oxley.

(iv) The Company has, and has caused each of its Subsidiaries to, at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP consistently applied. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(v)  The Company has timely filed and made publicly available on the SEC’s EDGAR system no less than five Business Days prior to the date of this representation, all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes-Oxley with respect to any Company SEC Documents.

(vi) The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act; such disclosure controls and procedures are, and at all times have been, effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (B) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

(vii) The Company maintains internal control over financial reporting as required under the 1934 Act and has not been advised by its registered public accountants of any material weakness in the Company’s internal controls.

h. Absence of Certain Changes. Since June 30, 2007, neither the Company nor any of its Subsidiaries has taken any steps, and neither the Company nor any of its Subsidiaries currently expects to take any steps to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any Knowledge or reason to believe that the creditors of such Person intend to initiate involuntary bankruptcy proceedings or any Knowledge of any fact that would reasonably lead a creditor to do so. Neither the Company nor any of its Subsidiaries is as of the date this representation is made, nor after giving effect to the transactions contemplated hereby or by any of the other Transaction Documents will be, Insolvent. Except as disclosed in Schedule 3(h), since June 30, 2007, neither the Company nor any of its Subsidiaries has declared or paid any dividends or sold any assets outside of the ordinary course of business. Except as disclosed in Schedule 3(h), since June 30, 2007, neither the Company nor any of its Subsidiaries has had any capital expenditures outside the ordinary course of its business.

i. Absence of Litigation. Except as set forth on Schedule 3(i), (i) there has at no time been any action, suit, proceeding, inquiry or investigation (“Litigation”) before or by any court, public board, Governmental Entity, self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its Subsidiaries, and (ii) to the Company’s Knowledge, no director or officer of the Company or any of its Subsidiaries has been involved in securities-related Litigation during the past five years. No Litigation disclosed on Schedule 3(i) has, has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

j. Full Disclosure; No Undisclosed Events, Liabilities, Developments or Circumstances. Since June 30, 2007, there has been no Material Adverse Effect and no circumstances exist that, in the aggregate, could reasonably be expected to be, cause or have a Material Adverse Effect. Except (A) as and to the extent disclosed or reserved against on the Most Recent Balance Sheet, (B) as incurred since the date thereof in the ordinary course of business consistent with past practice, (C) as incurred at the Closing Date under the Notes and the other Transaction Documents, or (D) as set forth on Schedule 3(j), neither the Company, nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether fixed or unfixed, known or unknown, secured or unsecured, absolute, accrued, contingent or otherwise and whether due or to become due. No representation or warranty or other statement made by the Company in this Agreement or any of the other Transaction Documents, the schedules hereto or any certificate or instrument delivered pursuant to this Agreement contains any untrue statement or omits to state a material fact necessary to make any such statement, in light of the circumstances in which it was made, not misleading.

k. Acknowledgment Regarding Buyers’ Purchase of Notes. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of any party to this Agreement or any of the other Transaction Documents (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the decision of the Company and each of its Subsidiaries to enter into the Transaction Documents has been based solely on the independent evaluation by such Person and its representatives.

l. No General Solicitation. Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities.

m. No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act, nor will the Company or any of its Affiliates or any Person acting on behalf of any of the foregoing take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of the 1933 Act.

n. [Reserved.]

o. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor union dispute nor, to the Knowledge of the Company, is any such dispute threatened. None of the employees of either the Company or any of its Subsidiaries is or has been a member of a union that relates, or following the Closing will relate, to such employee’s relationship with the Company and neither the Company nor any of its Subsidiaries is or following the Closing will be, a party to a collective bargaining agreement. No executive officer (as defined in Rule 3b-7 under the 1934 Act), nor any other individual whose termination would be required to be disclosed on a Current Report on Form 8-K, has notified the Company that such individual intends to leave the Company or otherwise terminate such individual’s employment with the Company. Except as set forth on Schedule 3(o), no such individual is, has been, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the employment of each such individual does not, has not and will not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and each of its Subsidiaries is, and has at all times been, in compliance in all material respects with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours. The Company and each of its Subsidiaries is, and has at all times been, in compliance in all material respects with all Laws relating to employee benefits and employee benefit plans (as such terms are defined in ERISA).

p. Intellectual Property Rights. Except as set forth on Schedule 3(p), the Company and its Subsidiaries own, possess or can obtain on commercially reasonable terms adequate rights or licenses to use all trademarks, trademark applications and registrations, trade names, service marks, service mark registrations, service names, patents, patent rights, patent applications, copyrights (whether or not registered), inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as conducted as of the date this representation is made. Except as set forth in Schedule 3(p), (i) none of the rights of the Company or any of its Subsidiaries in its Intellectual Property have expired or terminated, or are expected to expire or terminate within five years from the date of this Agreement, except to the extent such termination could not and could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) there has been no infringement by the Company or any of its Subsidiaries or any of the Company’s or any of its Subsidiaries’ licensors or licensees of any Intellectual Property rights of others, (iii) to the Knowledge of the Company, there has been no infringement by any third parties of any Intellectual Property owned or licensed by the Company or any of its Subsidiaries, or of any development of similar or identical trade secrets or technical information by others, (iv) there is no claim, action or proceeding against or, to the Knowledge of the Company, being threatened against, the Company, any of its Subsidiaries or any of their respective licensors regarding their Intellectual Property or infringement of other Intellectual Property rights and there is no claim, action or proceeding against or, to the Knowledge of the Company, being threatened against the Company, any of its Subsidiaries or any of their respective licensors regarding their Intellectual Property or infringement of other Intellectual Property rights, (v) there are no facts or circumstances that could reasonably be expected to give rise to any of the foregoing, (vi) to the Knowledge of the Company, there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned or licensed by the Company or any of its Subsidiaries, and (vii) none of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any material contractual obligation binding on the Company or any of its Subsidiaries or is being used by any of the officers or directors of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any employees of the Company or of its Subsidiaries on behalf of the Company or any of its Subsidiaries in violation of the rights of any Person or Persons. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and the value of all of their material Intellectual Property.

q. Environmental Laws. Each of the Company and its Subsidiaries (i) is, and has at all times been, in compliance in all material respects with any and all, and has not violated in any material respect any, Environmental Laws (as defined below), (ii) has no, and has never had any, liability for failure to comply with any Environmental Law, (iii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted, and (iv) is in compliance with all terms and conditions of any such permit, license or approval, except, in each case, where the failure to so comply reasonably would not be expected to result in a Material Adverse Effect.

r. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

s. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as conducted at the time this representation is made (“Permits”), except where the failure to possess such Permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit.

t. Principal Market. The Company is not in violation of any of the rules, regulations or requirements of the NASDAQ Global Market (the “Principal Market;” provided however, that, if after the date of this Agreement the Common Stock is listed on another national securities exchange, the “Principal Market” shall mean such national securities exchange) and has no Knowledge of any facts or circumstances which would reasonably lead to delisting or suspension, or termination of the trading of, the Common Stock by the Principal Market in the foreseeable future. Since July 16, 2007, (i) the Company’s Common Stock has been quoted on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting, or termination of the trading, of the Common Stock from the Principal Market.

u. Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply, provided that such taxes have, have had, or are expected in the future to have, a Material Adverse Effect. There are no unpaid taxes claimed in writing to be due from the Company or any of its Subsidiaries by the taxing authority of any jurisdiction, and there is no basis for any such claim. Neither the Company nor any of its Subsidiaries is a “United States real property holding corporation” (“USRPHC”) as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

v. Transactions With Related Parties. Except as set forth on Schedule 3(v), no Related Party of the Company or any of its Subsidiaries, nor any Affiliate thereof, is presently, has been within the past three years, or will be as a result of the transactions contemplated by this Agreement and the other Transaction Documents, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any of its Subsidiaries, whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. No Related Party of the Company or any of its Subsidiaries, or any of their respective affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 2% of the outstanding common stock of a publicly traded corporation) in which the Company or any of its Subsidiaries has any direct or indirect ownership interest or with which the Company or any of its Subsidiaries competes or has a business relationship.

w. [Reserved.]

x. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director or officer, or, to the Knowledge of the Company, any agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

y. Outstanding Indebtedness; Liens. Payments of principal and other payments due under the Notes will, upon issuance at the Closing, rank senior to all other Indebtedness of the Company or any of its Subsidiaries (in right of payment, whether with respect of payment of redemptions, interest or damages or upon liquidation or dissolution or otherwise) other than Indebtedness of the Excluded Subsidiaries pursuant to Warehouse Documents. Neither the Company nor any of its Subsidiaries has any, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents will not have any, outstanding Indebtedness other than the Indebtedness permitted under Section 5(g). There are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, Liens on any of the assets of the Company and its Subsidiaries other than the Liens permitted under Section 5(h). There are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, financing statements securing obligations of any amounts filed against the Company or any of its Subsidiaries or any of their respective assets, other than under the Pledge and Security Agreement and the Warehouse Documents.

z. Real Property. Neither the Company nor any of its Subsidiaries owns any real property. Schedule 3(z) contains a complete and correct list of all the real property, facilities and fixtures that (i) are leased or, in the case of fixtures, otherwise owned or possessed by the Company or any of its Subsidiaries, (ii) in connection with which the Company or any of its Subsidiaries has entered into an option agreement, participation agreement or acquisition agreement or (iii) the Company or any of its Subsidiaries has agreed to lease or otherwise acquire or may be obligated to lease or otherwise acquire in connection with the conduct of its business (collectively, including any of the foregoing acquired after the date of this Agreement, the “Real Property”), which list identifies all of the Real Property and specifies which of the Company and its Subsidiaries leases, owns or possesses each item of the Real Property. Schedule 3(z) also contains a complete and correct list of all leases and other agreements with respect to which the Company or any of its Subsidiaries is a party or otherwise bound or affected with respect to the Real Property, except easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property that is contained wholly within the boundaries of any leased Real Property otherwise described on Schedule 3(z) (the “Real Property Leases”). All of the Real Property Leases are valid and in full force and effect and are enforceable against all parties thereto. Neither the Company nor any of its Subsidiaries, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity, is in default in any material respect under any of such Real Property Leases and no event has occurred which with the giving of notice or the passage of time or both could constitute a default under, or otherwise give any party the right to terminate, any of such Real Property Leases, or could adversely affect the Company’s or any of its Subsidiaries’ interest in and title to the Real Property subject to any of such Real Property Leases. No Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby.

aa. Tangible Assets. The Company and its Subsidiaries have good and marketable title to all of the tangible assets that are material to their businesses (the “Assets”), in each case free and clear of any Lien, other than Permitted Liens. The Assets include all tangible assets necessary for the conduct of the Company’s and its Subsidiaries businesses as presently proposed to be conducted. The Assets that are facilities, fixtures, equipment, and other personal property have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are now used. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any such Assets, or any interests therein.

bb. No Materially Adverse Contracts, Etc. The Company is not subject to any charter, contract, agreement, instrument, corporate or other legal restriction, or any judgment, decree, order, rule, regulation or other Law that has, has had, or is expected in the future to have, a Material Adverse Effect.

cc. Investment Company. The Company is not, and upon each Closing will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.

dd. Stock Options. Except as set forth in Schedule 3(dd), every Option issued by the Company (i) has (or, if no longer outstanding, had), with respect to each share of Common Stock into which it is convertible or for which it is exercisable or exchangeable, an exercise price equal to or greater than the fair market value per share of Common Stock on the date of grant of such Option, (ii) was issued in compliance with the terms of the plan under which it was issued and in compliance with applicable Laws, rules and regulations, including the rules and regulations of the Principal Market, and (iii) has been accounted for in accordance with GAAP and otherwise been disclosed accurately and completely and in accordance with the requirements of the Securities Laws, including Rule 402 of Regulation S-K promulgated by the SEC, and the Company has paid, or properly reserved for, all taxes payable with respect to each such Option (including with respect to the issuance and exercise thereof), and has not deducted any amounts from its taxable income that it is not entitled to deduct with respect to any such stock option (including the issuance and exercise thereof).

4. AFFIRMATIVE COVENANTS.

a. Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

b. Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing to occur on the Closing Date pursuant to this Agreement under applicable Securities Laws of the states of the United States, and shall provide to each Buyer evidence of any such action so taken on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable Securities Laws of the states of the United States following the Closing Date.

c. Reporting Status. During the period commencing on the date of this Agreement and ending on the date on which no Notes remain outstanding and the Pledge and Security Agreement has been terminated (the period ending on such latest date, the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the Securities Laws otherwise would permit such termination.

d. Use of Proceeds. The Company will use the proceeds from the sale of the Securities first, to pay expenses and commissions related to the sale of the Securities, and second, for general working capital needs.

e. Financial Information. Unless the following are filed with the SEC through EDGAR and are immediately available to the public through the EDGAR system, the Company agrees to send the following to each Buyer during the Reporting Period: (i) within one Business Day after the filing thereof with the SEC, a copy of each of its quarterly reports on Form 10-QSB or 10-Q and annual reports on Form 10-KSB or 10-K, as the case may be (each, a “Periodic Report”), Current Reports on Form 8-K, registration statements (other than on Form S-8) and amendments and supplements to each of the foregoing, (ii) unless immediately available through Bloomberg, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, contemporaneously with the issuance thereof, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. Within one Business Day after the date the Company files any Periodic Report during the Reporting Period, the Company shall deliver to each Buyer and each holder of Notes a compliance certificate, in form and substance satisfactory to such Buyer or holder. Such compliance certificate shall not contain any material, non-public information regarding the Company or any of its Subsidiaries.

f. Internal Accounting Controls. During the Reporting Period, the Company shall, and, shall cause each of its Subsidiaries to:

(i) at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP consistently applied;

(ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences;

(iii) timely file and make publicly available on the SEC’s EDGAR system, all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes Oxley with respect to any Periodic Reports;

(iv) maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act, and cause such disclosure controls and procedures to be effective at all times to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (B) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure; and

(v) maintain internal control over financial reporting as required under the 1934 Act.

g. [Reserved.]

h. [Reserved.]

i. Expenses. At the Closing, the Company shall pay each Buyer (A) a transaction fee in an amount equal to the product of (I) such Buyer’s Allocation Percentage, multiplied by (II) $112,000, and (B) a reimbursement amount equal to the result of (X) all of such Buyer’s legal, due diligence and other expenses incurred in connection with this Agreement and the transaction contemplated hereby, including fees and expenses of attorneys, investigative and other consultants and travel costs and all other expenses relating to negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby, minus (Y) any amount previously paid by the Company to such Buyer therefor. The aggregate amount payable to each Buyer pursuant to the preceding sentence at the Closing shall be withheld as an off-set by such Buyer from its Purchase Price to be paid by it at such Closing. In addition to reimbursement obligations of the Company set forth in above in this Section 4(i), and not in limitation thereof, following the Closing, the Company shall promptly reimburse each Buyer and each holder of Notes for all of the respective out-of-pocket fees, costs and expenses incurred thereby in connection with any amendment, modification or waiver of any of the Transaction Documents, the enforcement of such Person’s rights and remedies under any of the Transaction Documents and/or any release, termination, amendment or modification of any Lien of such Buyer or holder or the Collateral Agent in any of the Pledged Collateral or the Account Collateral.

j. Disclosure of Transactions and Other Material Information.

(i) On or prior to 4:00 p.m. (New York City time) on the second Business Day following the Closing Date, the Company shall file a Form 8-K (the “Announcing Form 8-K”) with the SEC. The Announcing Form 8-K, (x) shall describe the terms of the transactions contemplated by the Transaction Documents, including the purchase of the Notes, (y) shall include as exhibits to such Form 8-K this Agreement (but not the schedules hereto), the form of Note and the form of Pledge and Security Agreement and the form of the Guaranty, and (z) shall include any other information required to be disclosed therein pursuant to any Securities Laws or other Laws. The Company represents and warrants that none of the information contained in any of the schedules hereto (except for information specifically regarding the transaction contemplated hereby) constitutes material non-public information regarding the Company or any of its Subsidiaries. Unless required by Law, the Company shall not make any public announcement regarding the transactions contemplated hereby prior to the Closing. Subject to the agreements and covenants set forth in this Section 4(j), the Company shall not issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (A) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (B) as is required by applicable Law (provided; however, that the Buyers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

(ii) The Company hereby represents, warrants, covenants and agrees that on and after the December 4, 2007, no Buyer shall be in possession of any material nonpublic information received from the Company, any of its Subsidiaries or any of their respective Affiliates, officers, directors, employees or agents. Notwithstanding any provision herein to the contrary, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective Affiliates, officers, directors, employees and agents not to, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC, without the express prior written consent of such Buyer. In the event that a Buyer believes that the Company, any of its Subsidiaries, or any of their respective Affiliates, officers, directors, employees or agents has breached the foregoing covenant, the Buyer shall so notify the Company as provided in Section 10(f) hereof. If the Company has failed to either (i) cause Buyer to conclude that such information does not constitute material nonpublic information or (ii) make public disclosure of the claimed material nonpublic information provided to such Buyer by the end of the second full business day following receipt of the notice provided for in the immediately preceding sentence, then, in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make public disclosure in the form of a press release, public advertisement or otherwise, of such material nonpublic information without prior approval by the Company or any of its Subsidiaries, or any of their respective Affiliates, officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective Affiliates, officers, directors, employees, stockholders or agents for any such disclosure. Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to any Buyer or Investor (as defined in Section 4(k)) contains material, nonpublic information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the such Buyer or Investor contemporaneously with delivery of such notice or communication, and such indication shall provide such Buyer or Investor the means to refuse to receive such notice or communication; and in the absence of any such indication, the holders of the Securities shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to the Company or any of its Subsidiaries. Upon receipt or delivery by the Company or any of its Subsidiaries of any notice in accordance with the terms of the Transaction Documents, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one Business Day after any such receipt or delivery Publicly Disclose such material, nonpublic information.

k. Pledge of Securities. The Company acknowledges and agrees that the Securities of a Buyer may be pledged by such Buyer or its transferees (each, including each Buyer, an “Investor”) in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including Section 2(f) of this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

l. Notices. During the Reporting Period, the Company shall and shall cause each of its Subsidiaries to notify the Collateral Agent in writing (A) at least 30 days in advance of any change in such Person’s legal name and (B) within 10 days of the change of the use of any trade name, assumed name, fictitious name or division name not previously disclosed to the Collateral Agent in writing. All of the foregoing notices also shall be provided by the Company or the applicable Subsidiary to each Buyer in writing.

m. Compliance with Laws and Maintenance of Permits. During the Reporting Period, the Company shall, and shall cause each of its Subsidiaries to, maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would reasonably be expected to have a Material Adverse Effect, and the Company and each of its Subsidiaries shall remain in compliance with all Laws (including Environmental Laws and Laws relating to student loans, taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on such Person.

n. Inspection and Audits. During the Reporting Period and subject to each Buyer’s execution of a confidentiality agreement reasonably acceptable to the Company with respect to the information provided pursuant to Sections 4(n)(i) and 4(n)(ii) hereto, which execution shall constitute a waiver, with respect to any material non-public information regarding the Company and the Subsidiaries provided to such Buyer directly in response to such Buyer’s request hereunder, of the restriction herein on the Company’s disclosure to such Buyer of material nonpublic information:

(i) The Company shall, and shall cause each of its Subsidiaries to, permit each Buyer (and each Buyer’s designees), at such Buyer’s own expense, to call at the Company’s and each of its Subsidiaries’ places of business at any reasonable times, and, upon reasonable advance notice, to inspect, examine and audit the Pledged Collateral and the Account Collateral and to inspect, audit, check and make extracts from such Person’s books, records, journals, orders, receipts and any correspondence and other data relating to the Pledged Collateral or the Account Collateral or any transactions between the parties hereto, and each Buyer (and each Buyer’s designees) shall have the right to make such verification concerning the Pledged Collateral or the Account Collateral as such Buyer may consider reasonable under the circumstances; and

(ii) Notwithstanding anything to the contrary herein, upon written request to the Company by any Buyer, the Company shall promptly provide such Buyer with any financial, operating or other type of information requested by such Buyer to the extent that is reasonably available or can be developed without significant effort or expense to the Company.

o. Collateral. During the Reporting Period, the Company shall, and shall cause each of its Subsidiaries to, maintain and preserve the Pledged Collateral and the Account Collateral and the value thereof.

p. Insurance. During the Reporting Period, the Company shall, and shall cause each of its Subsidiaries to maintain, at its expense, such public liability and third party property damage insurance with companies that regularly insure Persons engaged in businesses similar to that of the Company or the applicable Subsidiary and in coverage and amount consistent with Persons of established reputation engaged in similar business. Original (or certified) copies of such policies have been delivered to each Buyer, together with evidence of payment of all premiums therefor.

q. Taxes. During the Reporting Period, the Company shall and shall cause each of its Subsidiaries to file all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, including taxes imposed by federal, state or municipal agencies, and shall cause any Liens for taxes to be promptly released; provided, however, that the Company and its Subsidiaries shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Person’s financial statements; (ii) the contesting of any such payment does not give rise to a Lien for taxes.

r. Intellectual Property. From the date of this Agreement until the first date following the Closing Date on which the Notes are no longer outstanding and the Pledge and Security Agreement has terminated, the Company shall and shall cause each of its Subsidiaries to maintain adequate Intellectual Property to continue its business as presently proposed to be conducted by it or as hereafter conducted by it, unless the failure to maintain any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

s. Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control. As required by federal law and such Buyer’s policies and practices, each Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and, during the Reporting Period, the Company agrees to, and shall cause each of its Subsidiaries to, provide such information.

t. Security Covenants.  During the Reporting Period, the Company shall, and shall cause each of its Subsidiaries to, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as a Buyer or the Collateral Agent may from time to time reasonably request in order to carry out the intent and purposes of this Agreement, the Security Documents and the other Transaction Documents and the transactions contemplated hereby and thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien in favor of the Collateral Agent for the benefit of such Buyer in the Pledged Collateral and the Account Collateral. During the Reporting Period, the Company shall, and shall cause each of its Subsidiaries to, refrain from engaging to any substantial extent in any business other than offering financing products to current, prior, or prospective students for the financing or refinancing of higher education expenditures and providing online college application services, together with other ancillary products and services that are related thereto or in furtherance thereof (the “Student Loan Business”).

u. Dividends or Cash Distributions by Excluded Subsidiaries. During the Reporting Period, to the extent permitted by applicable law and the Warehouse Documents, the Company shall cause each of the Excluded Subsidiaries to promptly distribute any cash and cash equivalents held thereby, as a dividend or other cash distribution, to the Company or a Subsidiary that is not an Excluded Subsidiary and to which such an Excluded Subsidiary would be permitted to pay dividends and make cash distributions pursuant to Section 5(d).

v. Public Disclosure of Change of Control or Organic Change. During the Reporting Period, in the event of a Change of Control or Organic Change, the Company shall no later than the Business Day that is 20 Business Days prior to the consummation of a Change of Control or an Organic Change, Publicly Disclose the principal terms of the agreement or agreements giving rise to such Change of Control or Organic Change, including the expected date on which the transaction shall be consummated (the first public announcement thereof, the “Change of Control Announcement”).

w. Right to Participate in Future Financing. Subject to the exceptions described below, each of the Company and its Subsidiaries agrees that during the period beginning on the date hereof and ending on the first date following the Closing on which no Note remains outstanding, neither the Company nor its Subsidiaries will (x) contract with any party for any debt or equity financing (including any debt financing with an equity component), or (y) issue any debt or equity securities of the Company or any such Subsidiary or securities convertible, exchangeable or exercisable into or for debt or equity securities of the Company or any such Subsidiary (including debt securities with an equity component) (each, a “Future Offering”), unless, after it has received an offer regarding a Future Offering that it has a bona fide intention to accept, it shall have first delivered to each Buyer (or the designee appointed by such Buyer) written notice (the “Future Offering Notice”) describing the Future Offering in reasonable detail and providing each Buyer an option (the “Buyer Purchase Option”) to purchase up to 25% of such Buyer’s Allocation Percentage (such 25% of such Buyer’s Allocation Percentage being referred to herein as such Buyer’s “Participation Percentage”) of the total amount of securities to be issued in such Future Offering (the limitations referred to in this and the preceding sentence are collectively referred to as the “Capital Raising Limitations”). No Future Offering Notice shall contain any material non-public information regarding the Company or any of its Subsidiaries. Upon the written request of any Buyer made within five Business Days after its receipt of a Future Offering Notice (an “Additional Information Request”), the Company shall provide the Buyers with such additional information regarding the proposed Future Offering, including terms and conditions and use of proceeds thereof, as any Buyer shall reasonably request. A Buyer may exercise its Buyer Purchase Option by delivering written notice to the Company within five Business Days after the later of (i) such Buyer’s receipt of a Future Offering Notice or (ii) such Buyer’s receipt of all of the information reasonably requested by the Buyer in an Additional Information Request (the “Buyer Purchase Notice Date”), which notice shall state the quantity or percentage of securities being offered in the Future Offering that such Buyer will purchase, up to 25% of its Participation Percentage, and that quantity or percentage of securities (if any) it is willing to purchase in excess of its Allocation Percentage (such Buyer’s “Over-allotment Amount”). In the event that one or more Buyers fail to elect to purchase up to each such Buyer’s Aggregate Percentage, then each of the Buyers that have indicated a willingness to purchase a Buyer Over-allotment Amount shall be entitled to purchase an amount of the securities subject to the Buyer Purchase Option that such Buyer or Buyers have failed to elect to purchase (the “Unpurchased Securities”) equal to the lesser of (x) the Buyer Over-allotment Amount of such Buyer, and (y) the product of (I) such Buyer’s Allocation Percentage, and (II) the aggregate amount of such Unpurchased Securities subject to the Buyer Purchase Option. The Company shall have 90 days following the Buyer Purchase Notice Date to sell the securities of the Future Offering (other than the securities to be purchased by the Buyers pursuant to this Section 4(w)), upon terms and conditions no more favorable to the purchasers thereof than specified in the Future Offering Notice. The exercise of the Buyer Purchase Option shall be contingent upon, and contemporaneous with, the consummation of such Future Offering. In connection with such consummation, each Buyer that exercises the Buyer Purchase Option shall deliver to the Company duly and properly executed originals of any documents reasonably required by the Company to effectuate such Future Offering together with payment of the purchase price for the securities being purchased by such Buyer in such Future Offering, and the Company shall promptly issue to such Buyer the securities purchased thereby. In the event the Company has not sold such securities of the Future Offering within such 90-day period, the Company shall not thereafter issue or sell such securities or any other securities subject to this Section 4(w) without first offering such securities to the Buyers in the manner provided in this Section 4(w). No Buyer shall be required to participate or exercise its right of participation with respect to a particular Future Offering in order to exercise its right of participation with respect to later Future Offerings. The Capital Raising Limitations shall not apply to (i) any transaction involving the Company’s issuances of securities (A) as consideration in a merger or consolidation (the primary purpose or material result of which is not to raise or obtain equity capital or cash), (B) in connection with any strategic partnership or joint venture (the primary purpose or material result of which is not to raise or obtain equity capital or cash), or (C) as consideration for the acquisition of a business, product, license or other assets by the Company (the primary purpose or material result of which is not to raise or obtain equity capital or cash), (ii) the issuance of securities upon exercise or conversion of the Company’s Options or Convertible Securities outstanding as of the date hereof and listed on Schedule 3(c), provided that such securities are not amended or modified on or after the date hereof and provided, further, that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares issued or issuable is not increased (whether by operation of law or in accordance with the relevant governing documents or otherwise) on or after the date hereof, (iii) the grant of additional options, or the issuance of other securities, under any of the Company’s stock option, restricted stock or employee stock purchase plan existing on the date of this Agreement and described on Schedule 3(c), and (iv) the incurrence of indebtedness by any of the Excluded Subsidiaries pursuant to Warehouse Documents.

5. NEGATIVE COVENANTS.

a. [Reserved.]

b. Status. From the date of this Agreement until the first date following the Closing Date on which no Notes are outstanding, the Company shall not become a USRPHC; and upon any Buyer’s request, the Company shall inform such Buyer whether any of the Securities then held by Buyer constitute a U.S. real property interest pursuant to Treasury Regulation Section 1.897-2(h) without regard to Treasury Regulation Section 1.897-2(h)(3).

c. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive it from paying all or any portion of any principal of, or interest or premium on any of the Notes as contemplated herein or therein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants under, or the performance of, any of the Transaction Documents; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to any Buyer herein or in any of the other Transaction Documents, but will suffer and permit the execution of every such power as though no such law has been enacted.

d. Restriction on Purchases or Payments. During the Reporting Period, the Company shall not, and shall not permit any of it Subsidiaries to (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any the Company’s or any Subsidiary’s Capital Stock, or establish or set any record date with respect to any of the foregoing; provided, however, that any Subsidiary may declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its Capital Stock that is held solely by the Company or a wholly-owned domestic Subsidiary, provided that all of the equity of such Subsidiary is directly or indirectly owned by the Company, such Subsidiary is controlled by the Company, and such Subsidiary is a party to the Guaranty, or (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company’s or any of its Subsidiaries’ Capital Stock, except repurchases of unvested shares at cost in connection with the termination of employment of an employee pursuant to options or agreements in effect on the date of this Agreement, or cashless (i.e., net issue) exercise of options by employees under existing options, in each case as set forth in this Schedule 5(d).

e. Payment and Lien Restrictions. During the Reporting Period, (i) the Company shall not, nor will it permit any of its Subsidiaries to enter into or assume any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for an obligation, except to the extent any such agreement provides for Permitted Liens; and (ii) except as provided herein, the Company shall not and shall not cause or permit any of its Subsidiaries (other than the Excluded Subsidiaries pursuant to Warehouse Document) to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary’s Capital Stock owned by the Company or any other Subsidiary; (2) pay any Indebtedness owed to the Company or any other Subsidiary; (3) make loans or advances to the Company or any other Subsidiary; or (4) transfer any of its property or assets to the Company or any other Subsidiary.

f. Prepayments. During the Reporting Period, the Company shall not, nor will it permit any of its Subsidiaries (other than the Excluded Subsidiaries pursuant to Warehouse Documents) to, prepay any Indebtedness that is in parity with or subordinate to the Notes by structure or contract; provided, however, that any Subsidiary may prepay any Indebtedness to the Company or a wholly-owned domestic Subsidiary (other than the Excluded Subsidiaries) of the Company.

g. Indebtedness. During the Reporting Period, the Company shall not, and shall cause each of its Subsidiaries not to, create, incur, assume, extend the term of, become obligated on or suffer to exist (directly or indirectly), any Indebtedness other than under the Notes issued pursuant to this Agreement, except that the Company and its Subsidiaries may:

(i) incur non-convertible Indebtedness for borrowed money, but only to the extent a subordination agreement in favor of each Buyer substantially in the form of Exhibit F (with such changes thereto as are approved by the Buyers that purchased at least two-thirds (2/3) of the aggregate original principal amount of the Notes on the Closing Date) hereto is executed and delivered to such Buyer with respect thereto;

(ii) incur non-recourse Indebtedness in respect of any residual interest in future securitization trusts;

(iii) incur unsecured intercompany Indebtedness amongst the Company and one or more of its wholly-owned domestic Subsidiaries that is a party to, and in compliance with, the Guaranty;

(iv) incur Indebtedness of the Company and its Subsidiaries for taxes, assessments, municipal or governmental charges not yet due;

(v) incur obligations of the Company and its Subsidiaries for collection or deposit in the ordinary course of business;

(vi) incur Indebtedness of the Excluded Subsidiaries evidenced by Warehouse Documents; and

(vii) incur or assume Capital Lease Obligations, for the purpose of financing all or any part of the costs of acquiring technology-related fixed assets, in an aggregate principal amount at any time outstanding not greater than $2,000,000.

h. Liens. During the Reporting Period, the Company shall not, and shall cause each of its Subsidiaries not to, grant or suffer to exist (voluntarily or involuntarily) any Lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

i. Sale of Collateral. During the Reporting Period, neither the Company nor any of the Subsidiaries shall sell, transfer, assign or dispose of any Pledged Collateral or any Account Collateral, except pursuant to the Pledge and Security Agreement and the Account Control Agreement.

j. Corporate Existence. During the Reporting Period, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate).

k. Related Party Transactions. During the Reporting Period, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement any transaction, contract, agreement, instrument, commitment, understanding or other arrangement with any Related Party, except for customary employment arrangements and benefit programs, on reasonable terms, that are not otherwise prohibited by this Agreement.

l. Restriction on Loans; Investments; Subsidiary Equity. During the Reporting Period, the Company shall not, and shall not permit any of its Subsidiaries to:

(i) Make any loans to, or investments in, any other Person, including through lending money, deferring the purchase price of property or services (other than trade accounts receivable on terms of 90 days or less), purchasing any note, bond, debenture or similar instrument, entering into any letter of credit, guaranteeing (or taking any action that has the effect of guaranteeing) any obligations of any other Person, or acquiring any equity securities of, or other ownership interest in, or making any capital contribution to any other Person, except that (A) Excluded Subsidiaries may purchase, finance, own, and service student loans and revolving credit receivables targeted at students, and (B) the Company may invest in another entity in an arms-length transaction in which (I) the Company believes that it has received reasonably equivalent value, and (II) the Company is acquiring an interest in such other entity (x) in exchange solely for non-redeemable Capital Stock of the Company, (y) solely with proceeds from the sale by the Company of non-redeemable Capital Stock of the Company to unaffiliated third parties, or (z) solely in connection with the marketing of the Student Loan Business, provided that the aggregate amount paid by the Company pursuant to this clause (z) does not exceed $2,000,000 during the Reporting Period.

(ii) Other than the sale of an interest in a Subsidiary for cash in an arms-length transaction in which the Company has determined that it has received reasonably equivalent value (provided that after any and all such sales, the Company remains active in the Student Loan Business), issue, transfer or pledge any capital stock or equity interest in any Subsidiary to any Person other than the Company.

m. Investment Company. From the date of this Agreement until the first date following the Closing Date on which no Notes are outstanding, the Company shall not become an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.

n. [Reserved.]

o. [Reserved.]

p. No Avoidance of Obligations. During the Reporting Period, the Company shall not, and shall cause each of its Subsidiaries not to, enter into any agreement which would limit or restrict the Company’s or any of its Subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement, the Notes and the other Transaction Documents.

q. Regulation M. Neither the Company, nor any of its Subsidiaries nor any of their respective Affiliates will take any action prohibited by Regulation M under the 1934 Act in connection with the offer, sale and delivery of the Securities contemplated hereby.

r. No Integrated Offering. Neither the Company, nor any of its Subsidiaries, nor any of their respective Affiliates, nor any Person acting on behalf of any of the foregoing shall, directly or indirectly, make any offers or sales of any security or solicit any offer to purchase any security, under any circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act, the stockholder approval requirements of the Principal Market, or any other regulatory or self-regulatory authority.

6. [RESERVED.]

7. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO SELL. The obligation of the Company to issue and sell the Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date (unless otherwise specifically provided in this Section 7), of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

a. Such Buyer and the Collateral Agent shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

b. Such Buyer shall have delivered to the Company such Buyer’s Allocation Percentage of the Purchase Price (less the amount withheld by such Buyer pursuant to Section 4(i)) for the Notes being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

c. The representations and warranties of such Buyer herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

8. CONDITIONS TO BUYERS’ OBLIGATIONS TO PURCHASE. The obligation of each Buyer to purchase the Notes from the Company at the Closing is subject to the satisfaction, at or before the Closing Date (unless otherwise specifically provided in this Section 8), of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

a. The Company and each of its Subsidiaries shall have executed and delivered the Transaction Documents to which such Person is a party to such Buyer. In addition, the Company and its Subsidiaries shall have delivered fully executed copies of the Direction Letter, the Assignment Agreement and the Blocked Account Agreement to such Buyer.

b. The representations and warranties of the Company herein and in all of the other Transaction Documents shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date»

c. Such Buyer shall have received a certificate, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

d. Such Buyer shall have received the opinion of Withers Bergman LLP dated as of the Closing Date, which opinion will address, among other things, laws of the States of Delaware and New York applicable to the transactions contemplated hereby, in form, scope and substance reasonably satisfactory to such Buyer and applicable to the security interest provided pursuant to the Pledge and Security Agreement, in the form of Exhibit G hereto, and otherwise in form, scope and substance reasonably satisfactory to such Buyer.

e. The Company shall have executed and delivered to such Buyer the Notes to be issued to such Buyer at the Closing.

f. The Board of the Company shall have adopted, and not rescinded or otherwise amended or modified, resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the “Resolutions”).

g. The Company shall have delivered to such Buyer a certificate evidencing the incorporation (or other organization) and good standing of the Company and each Subsidiary in such entity’s state or other jurisdiction of incorporation or organization, issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within 10 days of the Closing Date.

h. The Company shall have delivered to such Buyer a secretary’s certificate, dated as of the Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation, certified as of a date within 10 days of such Closing Date, by the Secretary of State of Delaware, (C) the Bylaws of the Company, (D) the certificate or articles of incorporation or other organizational documents of each of the Company’s Subsidiaries, each certified as of a date within 10 days of such Closing Date, by the Secretary of State of the state of such entity’s jurisdiction of incorporation or organization, and (E) the bylaws or other similar documents of each of the Company’s Subsidiaries, each as in effect at the Closing.

i. The Company shall have made all filings under all applicable Securities Laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

j. The Company shall have delivered to such Buyer all waivers, consents, approvals and authorizations required from any Persons for the consummation of the transactions contemplated hereby (including waivers of any preemptive rights held by any Persons), and all such waivers, consents, approvals and authorizations shall be in full force and effect.

k. The Company shall have given, executed, delivered, filed and/or recorded any financing statements, notices, instruments, documents, agreements and other papers that may be necessary or desirable (in the reasonable judgment of such Buyer) to create, preserve, perfect or validate the first priority, perfected security interest in the Pledged Collateral and the Account Collateral granted to such Buyer pursuant to the Pledge and Security Agreement and to enable such Buyer to exercise and enforce its rights with respect to such security interest.

l. The Company shall not have made any public announcement regarding the transactions contemplated by the Agreement prior to the Closing.

m. The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

9. INDEMNIFICATION.

a. In consideration of each Buyer’s execution and delivery of this Agreement and the other Transaction Documents to be executed by such Buyer and acquiring the Securities hereunder and thereunder and in addition to all of the Company’s and its Subsidiaries’ other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless such Buyer and each other holder of the Securities and all of their stockholders, partners, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitees is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitees as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any of its Subsidiaries in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company or any of its Subsidiaries contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents in accordance with the terms thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee’s owners, investors or Affiliates), (iv) any other transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (v) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

b. Promptly after receipt by the Indemnitee under this Section 9 of notice of the commencement of any action or proceeding (including by any Governmental Entity) involving any Indemnified Liabilities, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 9, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee. In any such proceeding, any Indemnitee may retain its own counsel, but, except as provided in the following sentence, the fees and expenses of that counsel will be at the expense of that Indemnitee, unless (i) the Company and the Indemnitee shall have mutually agreed to the retention of that counsel, (ii) the Company does not assume the defense of such proceeding in a timely manner, or (iii) in the reasonable opinion of counsel retained by the Indemnitee, the representation by such counsel for the Indemnitee and the Company would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel (plus any local counsel) for the Indemnitees, and such legal counsel shall be selected by the holders holding at least two-thirds (2/3) of interest of the Aggregate Notes Principal Balance (as defined in the Notes). The Indemnitee shall cooperate with the Company in connection with any negotiation or defense of any such Indemnified Liabilities by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such Indemnified Liabilities. The Company shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 9, except to the extent that the Company is prejudiced in its ability to defend such action.

c. The indemnification required by this Section 9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred; provided, however, that, to the extent the Company makes payments pursuant to this Section 9(c) with respect to a direct claim by the Indemnitee for breach of this Agreement or any of the other Transaction Documents (i.e., not related to any third party action suit, proceeding or claim against, or otherwise involving, the Indemnitee), but reasonably believes (and notifies the Indemnitee at the time the Company makes such payments of such belief) that the Indemnitee is not to entitled to indemnification hereunder with respect to any of the actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, damages and/or expenses to which such payments relate, the Indemnitee shall repay to the Company the amount of such periodic payments made by the Company to the Indemnitee pursuant to this Section 9(c) in the event (and only to the extent) that it is determined by a court of competent jurisdiction, as set forth in a final non-appealable order, that the Indemnitee both (i) is not entitled to indemnification hereunder with respect to any of the actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, damages and/or expenses as to which such payments relate because none of the foregoing is in fact an Indemnified Liability, and (ii) does not otherwise have any rights or remedies vis-à-vis the Company or any of the Subsidiaries with respect to any of such actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, damages and/or expenses (or with respect to any breach, violation or other matter giving rise thereto); provided, further, that in no event shall the Indemnitee be required to repay to the Company any amount in excess of the amount of the periodic repayments actually received by the Indemnitee from the Company pursuant to this Section 9(c) with respect to such actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, damages and/or expenses (i.e., without payment to the Company of any interest thereon, any costs of recovery thereof or any other fees or expenses relating thereto).

d. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitee against the Company or others, and (ii) any liabilities the Company may be subject to pursuant to the law.

10. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the New York City, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties acknowledge that each Buyer has an office in the State of New York and will have made the payment of the Purchase Price from its bank account located in the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

b. Counterparts. This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, its Subsidiaries, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by the Company and the Buyers that purchased at least two-thirds (2/3) of the aggregate original principal amount of the Notes on the Closing Date, or if prior to the Closing, by the Buyers listed on the Schedule of Buyers as being obligated to purchase at least two-thirds (2/3) of the aggregate original principal amount of the Notes. Any such amendment shall bind all holders of the Notes. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding.

f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

MRU Holdings, Inc.

1114 Avenue of the Americas
30th Floor
New York, NY 10036
Attention:    General Counsel
Facsimile:     (212) 836-4195

With a copy to:

Withers Bergman LLP
430 Park Avenue
10th Floor
New York, NY 10014
Attention:    David S. Guin, Esq.
Facsimile:    (212) 848-9888

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or any party named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds (2/3) of the Aggregate Notes Principal Balance. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee (as evidenced in writing) and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, a Buyer shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 9 hereof, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

i. Survival. Unless this Agreement is terminated under Section 10(k), the representations and warranties of each Buyer and the Company contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5, and 10, and the indemnification and contribution provisions set forth in Section 9, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The Company acknowledges and agrees that the provisions of Section 13 of the Notes shall survive the redemption, repayment or surrender of such Note.

j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before the third Business Day following the date of this Agreement due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 7 and 8 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 10(k), the Company shall be obligated to pay such Buyer (so long as such Buyer is not a breaching party) its reimbursement amount as set forth in Section 4(i) as if such Buyer had purchased the Notes.

l. Placement Agent. The Company represents and warrants that it has not engaged any placement agent, broker, or financial advisor in connection with the sale of the Notes or any other transactions contemplated hereby. The Company shall be responsible for the payment of any placement agent’s fees or broker’s commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for any such payment.

m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

n. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that such Buyer and holders have been granted at any time under any other agreement or contract and all of the rights that such Buyer and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law, or in equity.

o. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any of its Subsidiaries does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

p. Payment Set Aside. To the extent that the Company or any of its Subsidiaries makes a payment or payments to a Buyer pursuant to this Agreement, the Notes, the Guaranty or any other Transaction Document or a Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any of its Subsidiaries, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

q. Independent Nature of Buyers. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Buyer to purchase the Securities pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, the Notes and the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

r. Interpretative Matters. Unless the context otherwise requires, (i) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (d) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (e) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

* * * * * *

SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

MRU HOLDINGS, INC.

By:	/s/ Vishal Garg
Name:	Vishal Garg
Title:	Chief Financial Officer

BUYERS:

THE LONGVIEW FUND, L.P.,
a California limited partnership

By: Viking Asset Management, LLC
Its: Investment Advisor

By:	/s/ S. Michael Rudolph
Name:	S. Michael Rudolph
Title:	Chief Financial Officer

LONGVIEW MARQUIS MASTER FUND, L.P.,
a British Virgin Islands limited partnership

By: Viking Asset Management, LLC
Its: Investment Advisor

By:	/s/ S. Michael Rudolph
Name:	S. Michael Rudolph
Title:	Chief Financial Officer

SCHEDULE OF BUYERS

Buyer’s Name and legal status	Buyer Address and Facsimile Number	Principal Amount of Notes	Investor’s Representative’s Address and Facsimile Number (to receive copies of notices)	Purchase Price

The Longview Fund, L.P., a California limited partnership	c/o Viking Asset Management, LLC 600 Montgomery Street, 44th Floor San Francisco, CA 94111 Attn: Michael Rudolph Facsimile: (415) 981-5301	$1,700,000	Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, Illinois 60661-3693 Attention: Mark D. Wood, Esq. Facsimile: (312) 902-1061	$1,515,277

	And

	c/o Viking Asset Management, LLC 10 Glenville Street, 3rd Floor Greenwich, CT 06831 Attn: Robert J. Brantman Facsimile: (646) 840-4958

Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership	c/o Viking Asset Management, LLC 600 Montgomery Street, 44th Floor San Francisco, CA 94111 Attn: Michael Rudolph Facsimile: (415) 981-5301	$9,500,000	Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, Illinois 60661-3693 Attention: Mark D. Wood, Esq. Facsimile: (312) 902-1061	$8,467,723

	And

	c/o Viking Asset Management, LLC 10 Glenville Street, 3rd Floor Greenwich, CT 06831 Attn: Robert J. Brantman Facsimile: (646) 840-4958

APPENDIX

CERTAIN DEFINED TERMS

For purposes of this Agreement, the following terms shall have the following meanings:

“Account Collateral” has the meaning assigned to such term in the Pledge and Security Agreement.

“Affiliate” means, with respect to any Person, another Person that, directly or indirectly, (i) has a 5% equity interest in that Person, (ii) has a common ownership with that Person, (iii) controls that Person, (iv) is controlled by that Person or (v) shares common control with that Person; and “control” or “controls” means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.

“Blocked Account Agreement” has the meaning assigned to such term in the Pledge and Security Agreement.

“Bloomberg” means Bloomberg Financial Markets (or any successor thereto).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the New York City are authorized or required by law to remain closed.

“Capital Lease Obligation” means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).

“Collateral Agent” has the meaning assigned to such term in the Pledge and Security Agreement.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another Person if a primary purpose or intent of the Person incurring such liability, or a primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

Appendix - 1

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Environmental Laws” means all Laws relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials.

“ERISA” means the Employee Retirement Security Act of 1974, as amended.

“Excluded Subsidiaries” means MRU Funding SPV, Inc., MRU Lending Holdco, LLC, MRU ABS, MRU Student Loan Trust 2007-A, Education Empowerment Funding LLC, Student Services SPV, Inc., and MRU Lending, Inc. so long as each of the foregoing is a Subsidiary, and any other Subsidiary of the Company formed after the date hereof, that is a Subsidiary: (a) (i) that is a bankruptcy remote, special purpose entity formed solely for participating in a rated securitization program pursuant to which such bankruptcy remote subsidiary purchases, finances, owns and services student loans and other financial products targeted at students and, to the extent applicable, sells such student loans to a trust in such a securitization transaction, and (ii) the organizational documents of which contain restrictions and requirements substantially similar to the restrictions and requirements contained in MRU ABS organizational documents as in effect on the date hereof, which, among other things, prohibit such Subsidiary from guaranteeing the Indebtedness of the Company or any of the Subsidiaries and from incurring any Indebtedness not directly related to the securitization for which such Subsidiary was formed, or (b) that is a special purpose entity formed for the purpose of purchasing, financing, owning and servicing student loans and revolving credit receivables targeted at students and that is party to Warehouse Documents.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government.

“Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

Appendix - 2

“Indebtedness” of any Person means, without duplication:

(i) All indebtedness for borrowed money;

(ii) All obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than unsecured account trade payables that are (A) entered into or incurred in the ordinary course of the Company’s and its Subsidiaries’ business, (B) on terms that require full payment within 90 days from the date entered into or incurred, (C) not unpaid in excess of 60 days from the receipt of invoice, or are being contested in good faith and as to which such reserve as is required by GAAP has been made and (D) not exceeding at any one time an aggregate amount among the Company and its Subsidiaries of (1) $3,000,000 at any time during the months of June, July, August, September or October of any year, or (2) $2,500,000 at any other time.

(iii) All reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments;

(iv) All obligations evidenced by notes, bonds, debentures, redeemable capital stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

(v) All indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller, bank or other financing source under such agreement in the event of default are limited to repossession or sale of such property);

(vi) All Capital Lease Obligations;

(vii) All indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness; and

(viii) All Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

“Insolvent” means, with respect to any Person as of any date, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, contingent or otherwise, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur, prior to the second anniversary of such date, or believes that it will incur, prior to the second anniversary of such date, debts that would be beyond its ability to pay as such debts mature, or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is then conducted and is then proposed to be conducted.

Appendix - 3

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Knowledge,” “Knowledge of the Company,” “to the Company’s Knowledge” and similar language means the actual knowledge of any “officer” (as such term is defined in Rule 16a-1 under the 1934 Act) of the Company or of any Subsidiary and the knowledge any such Person would be expected to have after reasonable due diligence and inquiry.

“Laws” means all present or future federal, state local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Entity.

“Lien” means with respect to any asset or property, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including (i) any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing, and (ii) any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder).

“Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise), credit worthiness or prospects of the Company and its Subsidiaries, taken as a whole, (ii) any of the transactions contemplated by the Transaction Documents, or (iii) the authority or ability of the Company or any of its Subsidiaries to enter into the Transaction Documents and perform its obligations thereunder.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Permitted Lien” means:

(i) Liens created by the Security Documents;

(ii) Liens for taxes or other governmental charges not at the time due and payable, or which are being contested in good faith by appropriate proceedings diligently prosecuted, so long as foreclosure, distraint, sale or other similar proceedings have not been initiated, and in each case for which the Company and its Subsidiaries maintain adequate reserves in accordance with GAAP in respect of such taxes and charges;

(iii) Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, or other similar Liens imposed by law, which remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which adequate reserves in accordance with GAAP are being maintained;

Appendix - 4

(iv) Liens arising in the ordinary course of business in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA);

(v) Attachments, appeal bonds (and cash collateral securing such bonds), judgments and other similar Liens, for sums not exceeding $100,000 in the aggregate for the Company and its Subsidiaries, arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed;

(vi) Easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(vii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the U.S. Federal Reserve System and that no such deposit account is intended by the Company or any of its Subsidiaries to provide collateral to the depository institution;

(viii) Liens of Excluded Subsidiaries securing Indebtedness permitted under Section 5(g)(vi) pursuant to Warehouse Documents; and

(ix) Any Lien on any asset securing Indebtedness permitted under Section 5(g)(vii), provided that such Lien attaches only to the assets financed by such Indebtedness, and such Lien attaches concurrently with or within 90 days after the acquisition thereof.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a Governmental Entity or any other legal entity.

“Pledged Collateral” has the meaning assigned to such term in the Pledge and Security Agreement.

Appendix - 5

“Preferred Stock” means the Company’s preferred stock, par value $0.001 per share.

“Public Disclosure” or “Publicly Disclose” means the Company’s public dissemination of information through the filing via the Electronic Data Gathering, Analysis, and Retrieval system of the SEC (“EDGAR”) of a Periodic Report or Current Report disclosing such information pursuant to the requirements of the 1934 Act.

“Related Party” means a Person’s or any of its subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two years, stockholders (other than any holder of less than 5% of the outstanding shares of such Person), or Affiliates of such Person or any of its subsidiaries, or any individual related by blood, marriage or adoption to any such individual or any entity in which any such entity or individual owns a beneficial interest.

“Securities Laws” means the securities laws (including “Blue Sky” laws), legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of, the securities regulatory authorities (including the SEC) of the United States and any applicable states and other jurisdictions.

“Security Documents” means the Pledge and Security Agreement, the Guarantees, the Blocked Account Agreement and any other agreements, documents and instruments executed concurrently herewith or at any time hereafter pursuant to which the Company, its Subsidiaries, or any other Person either (i) guarantees payment or performance of all or any portion of the obligations hereunder or under any other instruments delivered in connection with the transactions contemplated hereby and by the other Transaction Documents, and/or (ii) provides, as security for all or any portion of such obligations, a Lien on any of its assets in favor of a Buyer, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Subsidiary” means any entity in which the Company, directly or indirectly:

(i) beneficially owns or otherwise holds 25% or more of the equity or similar interests;

(ii) beneficially owns or otherwise holds or controls 25% or more of the outstanding securities entitled to vote generally in the election of such entity’s directors (or the equivalent thereof);

(iii) if the entity is a limited partnership, is a general partner;

(iv) if the entity is a limited liability company, is a manager or managing member; or

(v) otherwise has the ability or right to control (whether by ownership, contractual right or otherwise) the management and policies of such entity;

provided, however, that neither Education Empowerment Fund I, LLC nor any other fund managed by the Company or any of the Subsidiaries and substantially similar to Education Empowerment Fund I, LLC, shall constitute a Subsidiary solely due to the Company’s or any of the Subsidiaries’ service as a manager of such fund, so long as neither the Company nor any of the Subsidiaries has any financial obligations to such fund except for those obligations that are directly related to serving as a manager of such fund.

Appendix - 6

“Transaction Documents” means this Agreement, the Notes, the Pledge and Security Agreement, the Blocked Account Agreement, the Guaranty and each of the other agreements or instruments to which the Company or any of its Subsidiaries is a party or by which it is bound and which is entered into by the parties hereto or thereto in connection with the transactions contemplated hereby and thereby.

“Warehouse Documents” means (i) that certain Master Loan Agreement, dated as of January 10, 2006, by and between MRU Funding SPV, Inc. and Merrill Lynch Bank USA, together with the other agreements entered into in connection therewith, (ii) that certain Receivables Loan and Security Agreement, dated as of April 11, 2007, by and among Education Empowerment SPV, LLC, Autobahn Funding Company and DZ Bank, together with the other agreements entered into in connection therewith, and (iii) any agreement entered into after the Closing Date by an Excluded Subsidiary for the purpose of financing education loans and credit receivables targeted to students on terms and conditions similar to the warehouse documents identified in the preceding clauses (i) and (ii) and under which such Excluded Subsidiary is advanced funds at a rate of at least 85% of the aggregate original principal amount of the performing student loans held by such Excluded Subsidiary.

“Warehouse Indebtedness” means the Indebtedness evidenced by the Warehouse Documents.

Appendix - 7

EXHIBIT A

FORM OF NOTES

Exhibit A - 1

EXHIBIT B

PLEDGE AND SECURITY AGREEMENT

Exhibit B - 1

EXHIBIT C

ASSIGNMENT AGREEMENT

Exhibit C - 1

EXHIBIT D

DIRECTION LETTER

Exhibit D - 1

EXHIBIT E

GUARANTY

Exhibit E - 1

EXHIBIT F

FORM OF SUBORDINATION AGREEMENT

Exhibit F - 1

EXHIBIT G

FORM OF COMPANY COUNSEL’S OPINION

Exhibit G - 1